EXHIBIT 23.2







                    CONSENT OF INDEPENDENT AUDITORS
                    -------------------------------




The Board of Directors
Air Methods Corporation:


We consent to incorporation by reference in the registration statement on Form S-3 (No. 33-89796) of Air Methods Corporation of our reports dated August 12, 1994 and June 8, 1995 relating to the consolidated balance sheets of Air Methods Corporation and subsidiary as of December 31, 1994 and June 30, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for the six months ended December 31, 1994 and each of the years in the three-year period ended June 30, 1994, which reports appear in the June 30, 1994 annual report on Form 10-K and the December 31, 1994 transition report on Form 10-K of Air Methods Corporation, and to the reference to our Firm under the heading "Experts" in the registration statement.




                              KPMG PEAT MARWICK LLP
                              KPMG PEAT MARWICK LLP


Denver, Colorado
June 29, 1995